                                                                    EXHIBIT 21.1

         Name                                               Jurisdiction
         ----                                               ------------

         TAL International Container Corporation            Delaware
         Trans Ocean Ltd.                                   Delaware
         Trans Ocean Container Corporation                  Delaware
         Trans Ocean Regional Corporate Holdings            Delaware
         Spacewise Inc.                                     Delaware
         Transamerica Leasing Pty. Ltd.                     Australia
         Transamerica Leasing do Brasil Ltda.               Brazil
         Transamerica Leasing GmbH                          Germany
         Transamerica Leasing (HK) Ltd.                     Hong Kong
         Greybox Logistics Services Inc.                    Delaware
         Intermodal Equipment Inc.                          Delaware
         Transamerica Leasing N.V.                          Belgium
         Transamerica Leasing SRL                           Italy
         Greybox Services Limited                           United Kingdom
         Transamerica Leasing Limited                       United Kingdom
         ICS Terminals (UK) Limited                         United Kingdom